Exhibit 99.1

Noranda Announces Plans for New Debt Financing

FRANKLIN, Tenn.--(BUSINESS WIRE)--February 21, 2012--Noranda Aluminum Holding Corporation (NYSE: NOR) announced today that its Board of Directors has approved plans to pursue a debt refinancing of the Company’s senior secured credit facility, including both its term loan and revolving credit facility. The refinancing is expected to result in two new senior secured credit facilities in an aggregate amount of approximately $550 million, comprised of a term loan in an amount of approximately $300 million, and an asset-based revolving credit facility in an amount of approximately $250 million, which is anticipated to be undrawn at closing. The proceeds of the refinancing are anticipated to be used for repayment of amounts outstanding under Noranda’s Term Loan B, a tender offer for a portion of Noranda’s outstanding Senior Floating Rate Notes due 2015, the issuance of a special dividend in the amount of approximately $1.25 per share and general corporate purposes. The timing and size of any potential refinancing and the use of proceeds thereof, including the size and timing of any dividend, are subject to market and other conditions, and Noranda makes no assurance that such actions, including any special dividend, will take place at any specific time, or at all.

“Our plan to opportunistically pursue a refinancing of our senior secured credit facility and extend our debt maturity profile is supported by both our healthy balance sheet and strength in the global capital markets,” said Layle K. (Kip) Smith, Noranda’s President and Chief Executive Officer. “We believe that this refinancing is consistent with our model of prudently providing stockholders meaningful cash returns and driving stockholder value creation through business reinvestment and strategic growth.”

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company controlled by affiliates of its private equity sponsor.

Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.

Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “pursue,” “seeks,” “approximately,” “anticipates,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its future plans or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.

For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

CONTACT:
Noranda Aluminum Holding Corporation
Robert Mahoney, 615-771-5752
Chief Financial Officer
robert.mahoney@noralinc.com